                                                                    Exhibit 10.1


                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                                IMMUNOGEN, INC.,
                      BIOTECHNOLOGY VENTURE PARTNERS, L.P.,
                         BIOTECHNOLOGY VALUE FUND, L.P.,
                         BIOTECHNOLOGY VALUE FUND, LTD.
                                       AND
                              INVESTMENT 10, L.L.C.



           This FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT (the "Agreement") made on the 10th day of December, 1997 by and among ImmunoGen, Inc., a Massachusetts corporation (the "Company"), Biotechnology Venture Partners, L.P. ("BVP"), a Delaware limited partnership, Biotechnology Value Fund, L.P. ("BVF 1"), a Delaware limited partnership, Biotechnology Value Fund, Ltd. ("BVF 2"), a Cayman Island corporation and Investment 10, L.L.C. ("I10"), an Illinois limited liability company (collectively BVP, BVF 1, BVF 2 and I10 are referred to as the "Investor") is made as of the 18th day of March, 1998 (this "Amendment").

           WHEREAS, the Company desires to issue and sell to Investor and Investor desires to acquire shares (the "Preferred Shares") of the Company's Series E convertible preferred stock, par value $.01 per share, convertible into shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), and having the designations, powers, preferences, and other terms set forth on EXHIBIT A to the Agreement;

           WHEREAS, the Company desires to issue and sell to Investor and Investor desires to acquire common stock purchase warrants substantially in the form of EXHIBIT B to the Agreement (each, a "Warrant" and collectively, the "Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "Warrant Shares"); and

           WHEREAS, the Company and the Investor desire to amend the terms concerning the closings for the above-referenced transactions.

           NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

           1. SECTION 1.4. Section 1.4 of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:

           PAYMENT. The Investor agrees to make payment of $1,000,000, $500,000 and $1,500,000 for the 800, 400 and 1,200 Preferred Shares being delivered at the Initial Closing,

Second Closing and Final Closing (each as hereinafter defined), respectively, by certified check or wire transfer on the applicable Closing Date to an account specified by the Company.

           2. SECTION 2.1. Section 2.1 of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:

                CLOSING. Subject to the satisfaction of the conditions set forth in Articles VI and VII hereof, (i) the initial closing for $1,000,000 (the "Initial Closing") shall take place at a place and time (the "Initial Closing Date") mutually agreed by the Company and the Investor, but in any event no later than December 10, 1997; (ii) the second closing for $500,000 (the "Second Closing") shall take place (the "Second Closing Date") within three (3) business days after the Company delivers to BVF, Inc. (the "BVF Representative") a signed binding agreement between the Company and Pharmacia & Upjohn AB ("P&U") in the form attached as EXHIBIT A (the "Letter Agreement"); and (iii) the final closing (the "Final Closing") for $1,500,000 shall take place (the "Final Closing Date") within three (3) business days after the earliest to occur of the following events: (i) the Company delivers to the BVF Representative the signed license agreement referenced in the Letter Agreement (the "License Agreement") on terms substantially similar to those set forth in the Letter Agreement; (ii) an amendment to the Letter Agreement is executed by the Company and P&U, which amendment provides for the deletion of the entire Section 9.3 of the Letter Agreement and no other material change to the terms of the Letter Agreement; or
(iii) an amendment to the Letter Agreement is executed by the Company and P&U, which amendment clarifies that if the Company has commenced arbitration under
Section 10.2 of the Letter Agreement prior to the date set forth in Section 1 of the Letter Agreement, then the Company shall be permitted to continue to pursue such arbitration even after the date set forth in said Section 1 and the date set forth in Section 1 of the Letter Agreement shall be extended until the conclusion of such arbitration. Unless stated otherwise, as hereinafter used the terms Initial Closing, Second Closing and Final Closing shall be referred to as the "Closing" and the Initial Closing Date, Second closing Date and Final Closing Date shall be referred to as the "Closing Date." At each Closing, (a) the Company shall deliver to the Investor one or more stock certificates registered in their names for an aggregate of 800, 400 and 1,200 Preferred Shares, respectively, against payment to the Company of the purchase price therefor pursuant to Section 1.4, and (b) the Company shall deliver to the Investor the applicable portion of the Warrant registered in their name to purchase the number of shares indicated therein.

           3. SECTION 8.2. Section 8.2(b) of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:

                The Investor, jointly and severally, agrees to indemnify the Company and its shareholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and other expenses) which may be suffered or incurred by it as a result of any breach of any representation, warranty, or covenant made by the Investor in this Agreement; provided, however, that in no event shall the Investor's liability under this Section 8.2(b) for failure to make the payments required by Section 1.4 exceed the difference between (i) $3 million and (ii) the aggregate amount of payments made by the Investor pursuant to Section 1.4; and

           4. SECTION 9.2. Section 9.2 of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:

                ENTIRE AGREEMENT. This Agreement, including amendments hereto, exhibits, or other documents referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

           5. SECTION 9.14. Section 9.14 of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:

                FURTHER ASSURANCES. In case at any time after any Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and the Investor will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII).

           6. SCHEDULE 3.4. Schedule 3.4 of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:

                GOVERNMENTAL CONSENTS, ETC. ImmunoGen will file a Form D with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, following the Initial Closing.

           7. EFFECT OF AMENDMENT. The Agreement, as amended hereby, is ratified and confirmed, and the undersigned agree and acknowledge that the Agreement as so amended remains in full force and effect.

           8. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

           9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the undersigned hereto have executed this Amendment as of the date first above written.


                                                  IMMUNOGEN, INC.




                                                  By: /s/ Mitchel Sayare
                                                      --------------------------
                                                  Name: Mitchel Sayare
                                                  Title: Chief Executive Officer

                                      BIOTECHNOLOGY VENTURE PARTNERS, L.P.

                                      By: BVF Partners L.P., its general partner

                                      By: BVF, Inc. its general partner



                                      By: /s/ Mark N. Lampert
                                          --------------------------------------
                                          Mark N. Lampert, President


                                      BIOTECHNOLOGY VALUE FUND, L.P.

                                      By: BVF Partners L.P., its general partner

                                      By: BVF, Inc. its general partner



                                      By: /s/ Mark N. Lampert
                                          --------------------------------------
                                          Mark N. Lampert, President


                                      BIOTECHNOLOGY VALUE FUND, LTD.



                                      By: /s/ Mark N. Lampert
                                          --------------------------------------
                                          Mark N. Lampert, Director


                                      INVESTMENT 10 L.L.C.

                                      By: Grosvenor Multi-Strategy Fund, L.P.,
                                      its Member

                                      By: Grosvenor Capital Management, L.P.,
                                      its general partner

                                      By: Grosvenor Capital Management, Inc.,
                                      its general partner



                                      /s/ Paul Meister
                                      ------------------------------------------
                                      Paul Meister, Vice President

                                                                       EXHIBIT A


                                LETTER-AGREEMENT

                                 by and between


PHARMACIA & UPJOHN AB, a company organized and existing under the laws of Sweden, and having its address at Lindhagensgatan 133, SE-11287 Stockholm, Sweden (as hereinafter referred to as "P&U") and IMMUNOGEN INC., a company organized and existing under the laws of the Commonwealth of Massachusetts, having its address at 333 Providence Highway, Norwood, MA 02062, USA (as hereinafter referred to as "ImmunoGen"). This Letter-Agreement represents a binding agreement between P&U and ImmunoGen but will be subject to the final execution of a license agreement on C242 (as defined below).

1.     LICENSE AGREEMENT

       The parties shall make every reasonable effort to execute a definitive and final license agreement (the "License Agreement") by July 31, 1998, or at such later date as mutually agreed by the parties, incorporating the following terms and conditions, as well as such other provisions as the parties may mutually agree. Irrespective of the outcome of the negotiations and the reasons for terminating them, each party shall bear its own expenses, including without limitation legal, accounting, scientific and all other similarly related costs, whether or not the License Agreement is actually consummated.

2. PREMISES - The premises are - and will be - an integral part of the License Agreement.

       a) the parties have in total entered into two Research Agreements (1992 and 1993) and one Ancillary Supply Agreement;

       b) P&U is the owner of proprietary rights to technical information, trade secrets and know-how related to the monoclonal antibody C242 (hereinafter called "C242")including US Patent 5,552,293 and the other patents and patent applications listed on Attachment A (hereinafter called "the P&U Patents");

       c) ImmunoGen has been granted through a third party, the right to a maytansinoid drug (hereinafter called "May") and is in possession of proprietary technology to link such a drug to monoclonal antibodies, and technical information, trade-secrets and know-how relating thereto;

       d) P&U is the owner of the patents and patent applications, jointly with the Company Zeneca Limited, which concern conjugates between any monoclonal antibody directed towards the C242 epitope and any toxin, listed on Attachment B (hereinafter called the "P&U/Zeneca Patents");

       e) ImmunoGen wishes to develop and market a conjugate between C242 and May (hereinafter referred to as "C242-May") and P&U is willing to grant a license under the terms and conditions hereinafter described on C242 for this purpose.

3.     GRANT OF RIGHTS

3.1. P&U hereby grants to ImmunoGen, who accepts, a license to manufacture, use, sell and import C242 for the development and manufacturing of C242-May for the treatment of human diseases. The license is a worldwide exclusive license under P&U Patents and a worldwide non-exclusive license under P&U/Zeneca Patents, subject to Zeneca's consent.

3.2. Any sublicense agreement will be subject to P&U and/or Zeneca's approval in writing, such approval not to be unreasonably withheld by P&U and to be given within thirty (30) days, and will impose obligations, responsibilities and standards upon the sublicensee not less than those imposed by the License Agreement. A copy of the License Agreement shall be attached to any such sublicense. ImmunoGen shall be responsible towards P&U for the fulfilment of the sublicensees' obligations.

3.3. P&U does not warrant that the development, manufacture, use and sale of C242-May produced by using C242 shall not infringe any patent owned by third parties.

4.     REMUNERATION

4.1.   INITIAL PAYMENTS
       ImmunoGen shall pay P&U the following amounts:
       - US$*   within 90 days of execution of the License Agreement;
       - US$*   upon first initiation of Phase III Clinical Trials for C242-May;
       - US$*   upon first approval of a registration application based
                on C242-May.





* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

4.2.   ROYALTIES

       In consideration of the license, ImmunoGen shall also pay P&U the following royalties for the longer of eight years from the date of first commercial sale or the life of P&U Patents and P&U/Zeneca Patents:

       a) a running royalty equal to * of the Net Sales Value of the C242-May sold by ImmunoGen;

       b) a royalty of * of any royalty received by ImmunoGen from its sublicensees.

4.3. In the event that, in any country where ImmunoGen has the right to use C242-May, a third party commences the sale of a conjugate drug binding to the same epitope with the same CDR as C242 (a "Competitive Conjugate Drug") and P&U;

       (a) has no patent rights which could be enforced to prevent any such sale or

       (b) for a period of twelve (12) months from the date of notice of such event from ImmunoGen, P&U has been unsuccessful in preventing any such sale or in entering into a license agreement with such third party,

       ImmunoGen shall thereafter not be obliged to pay further royalties to P&U on Net Sales in such country for so long as any such sales of a Competitive Conjugate Drug continue.

4.4. The royalties shall be calculated for each calendar quarter. All royalties payable by ImmunoGen under the License Agreement shall be paid in US dollars within sixty (60) days of expiration of each preceding calendar quarter.

5.     INFORMATION

       ImmunoGen will update P&U regularly on any news relating to material developments and/or improvements made with respect to C242. Should P&U come across any information on the safety of C242 which is relevant under this Agreement, P&U shall promptly inform ImmunoGen.




* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

6.     SECRECY

6.1. Each party who receives information designated confidential in writing (the "Receiving Party") will undertake to keep any and all information supplied by the other party ("the Disclosing Party") as "Confidential Information" and shall not use or disclose to any third party, other than its employees, the Confidential Information without the prior written consent of the Disclosing Party. Each party shall limit the access to the Confidential Information to its employees who have a need to know such Confidential Information. Each party will ensure that the employees to whom the Confidential Information is disclosed covenant to keep the Confidential Information strictly confidential and that such covenants on the part of employees are strictly observed.

6.2. Notwithstanding the above, it will not be considered "Confidential Information" the information which:

       (a) was already in the possession of Receiving Party prior to its receipt from the Disclosing Party;

       (b) is, or becomes, part of the public knowledge through no fault, act or omission of the Receiving Party, provided that Confidential Information shall not be deemed to have entered the public domain by reason of its having been filed with any regulatory authority;

       (c) is required to be disclosed pursuant to law, provided, however, the Receiving Party shall give reasonable notice to the Disclosing Party of such requirement;

       (d) is, or become available to the Receiving Party from a third party which has no obligation of confidentiality to the Disclosing Party.

7.     ASSIGNMENT

7.1. ImmunoGen may not wholly or partly assign or pledge its rights or obligations under the License Agreement to any third party without the prior written consent of P&U, which consent will not be unreasonably withheld.

7.2. Notwithstanding the foregoing, P&U shall have the right to assign or transfer the License Agreement, in whole or in part, to any successor or affiliated organization or company.

8.     INFRINGEMENT BY THIRD PARTIES

8.1. P&U and ImmunoGen shall give each other notice of any acts of infringement by third parties involving intellectual property rights relating to P&U Patents and P&U/Zeneca Patents anywhere of which P&U or ImmunoGen has knowledge and they shall consult together to determine the course of action, if any, to be taken in such circumstances. If, after such consultation, it is decided that it's up to P&U to proceed, ImmunoGen shall assist P&U in proceeding against an infringer provided however that a party taking such action shall remunerate the other party for its costs.

8.2. If the parties are unable to agree on any joint course of action to be taken then P&U may in its own discretion decide whether or not to take action against the infringer. If P&U decides not to take action against the infringer then P&U may authorize ImmunoGen to take such action at its own expense and to keep any damages which might be awarded; such authorization not to be unreasonably withheld. Upon specific request of ImmunoGen, P&U will reasonably assist ImmunoGen in such a proceedings at ImmunoGen's expenses.

9.     TERMINATION AND DUTIES UPON TERMINATION

9.1. Either party may by written notice to the other party, terminate this Letter-Agreement with immediate effect in the event of bankruptcy, receivership or insolvency of the other party, or the successor or assignee of that party.

9.2. In the event that the control of ImmunoGen passes to any third party entity which is considered by P&U as a major competitor in the oncology field, P&U may, by written notice to ImmunoGen, terminate this Letter-Agreement with immediate effect. The term "control" shall mean the ownership of more than fifty (50) percent of the voting stock of ImmunoGen.

9.3. If the parties do not conclude a License Agreement before the date stated in Article 1 above, this Letter-Agreement shall become automatically null and void and ImmunoGen hereby waives any present or future rights against P&U under this Letter-Agreement and/or the termination thereof.

10.    GOVERNINING LAW AND ARBITRATION

10.1. This Letter-Agreement shall be construed in accordance with and be governed by the substantial laws of Sweden.

10.2. Where there is a failure to reach an agreement by negotiation on any matter in dispute arising from or related to this Letter-Agreement then the dispute shall be finally settled according to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with such Rules. The arbitration will be held in Stockholm (Sweden). The award rendered shall be final and binding upon the parties.

11.   ENTIRE AGREEMENT

      This Letter-Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous term sheets understandings and representations whether oral or written. This Letter-Agreement may not be modified or amended, in whole or in part, except by a written agreement signed by both parties.

The parties acknowledge their acceptance of every and all the terms and condition set forth hereinabove, by signing this Letter-Agreement below.

PHARMACIA & UPJOHN AP                        IMMUNOGEN INC.



by: /s/ Fredrik Berg / H. Sievertsson        BY: /s/ Mitchel Sayare
    -----------------------------------          -------------------------
Name: Fredrik Berg / H. Sievertsson          Name: Mitchel Sayare
Title: VP Legal Affairs                      Title: CEO
Date: June 23, 1998                          Date: March 5, 1998

                                  ATTACHMENT A

                                The P&U Patents

________________________________________________________________________________
 COUNTRY   APPLICATION   APPLICATION   PUBLICATION   PATENT   EXPIRY   STATUS
           No.           DATE          No.           No.      DATE
________________________________________________________________________________
 AU        19425/92      1992-07-03                  658198   2012     A
--------------------------------------------------------------------------------
 BY        964           1992-07-03                                    A
--------------------------------------------------------------------------------
 CA        2073124-9     1992-07-03                                    A
--------------------------------------------------------------------------------
 EE        P9400328      1994-11-16                  03031    2014     A
--------------------------------------------------------------------------------
 EP        92850166.7    1992-07-03    0521842                         A
--------------------------------------------------------------------------------
 FI        935970        1993-12-31                                    A
--------------------------------------------------------------------------------
 HU        P9400011      1994-01-03                                    A
--------------------------------------------------------------------------------
 HU        P/P00289      1995-06-20                  211512   2012     A
--------------------------------------------------------------------------------
 IE        922188        1992-07-03                                    A
--------------------------------------------------------------------------------
 IL        102390        1992-07-02                  P/102390 2012     A
--------------------------------------------------------------------------------
 JP        175848/92     1992-07-03    276987/1993                     A
--------------------------------------------------------------------------------
 KR        93-704117     1992-07-02                                    A
--------------------------------------------------------------------------------
 KZ        933270.1      1992-07-03    WO93/01303                      A
--------------------------------------------------------------------------------
 NO        P934777       1993-12-22                                    A
--------------------------------------------------------------------------------
 NZ        243435        1992-07-03                  243435   2012     A
--------------------------------------------------------------------------------
 RU        93058456      1992-07-03                                    I
--------------------------------------------------------------------------------
 UA        93004422      1992-07-03                                    A
--------------------------------------------------------------------------------
 US        906350        1992-07-02                                    I
--------------------------------------------------------------------------------
 US        438123        1995-05-08                  5552293  2013     A
________________________________________________________________________________


A = active
I = inactive

                                  ATTACHMENT B


________________________________________________________________________________
 COUNTRY             APPLICATION   APPLICATION   PUBLICATION   STATUS
                     NUMBER        DATE          NUMBER
________________________________________________________________________________
 Australia           19430/92      1992-07-03                  Active - Granted
--------------------------------------------------------------------------------
 Canada              2073113-3     1992-07-03                  Active
--------------------------------------------------------------------------------
 Europe              92306149.3    1992-07-03    0528527       Active
--------------------------------------------------------------------------------
 Finland             923085        1992-07-03                  Active
--------------------------------------------------------------------------------
 Ireland             922190        1992-07-03                  Active
--------------------------------------------------------------------------------
 Israel              102399        1992-07-03                  Active
--------------------------------------------------------------------------------
 Japan               177212/92     1992-07-03                  Active
--------------------------------------------------------------------------------
 South Korea         11913/92      1992-07-03                  Active
--------------------------------------------------------------------------------
 Mexico              923891        1992-07-02                  Active
--------------------------------------------------------------------------------
 Norway              922383        1992-06-17                  Active
--------------------------------------------------------------------------------
 New Zealand         243437        1992-07-03                  Active - Granted
--------------------------------------------------------------------------------
 Taiwan              81107395      1992-09-19                  Active
--------------------------------------------------------------------------------
 U.S.A.              908269        1992-07-02                  Active
--------------------------------------------------------------------------------
 U.S.A.              406801        1995-03-20                  Active
--------------------------------------------------------------------------------
 South Africa        92/4973       1992-07-03                  Active - Granted
________________________________________________________________________________